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CUSIP NO. 747927 10 1             SCHEDULE 13D             PAGE 17 OF 17 PAGES
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                                                                       EXHIBIT D


                           POWER OF ATTORNEY FORM FOR
                       SCHEDULES 13D AND 13G AND FORM 13F

      I, Mark E. Strome in my individual capacity and as a principal of Strome Investment Management, L.P., hereby appoint Jeffrey S. Lambert as attorney-in-fact and agent, in all capacities, to execute, on my behalf and on behalf of Strome Investment Management, L.P. and to file with the appropriate issuers, exchanges and regulatory authorities, any and all Schedules 13D and 13G and Forms 13F and documents relating thereto required to be filed under the Securities Exchange Act of 1934, as amended, including exhibits, attachments and amendments thereto and request for confidential information contained therein. I hereby grant to said attorney-in-fact full authority to do every act necessary to be done in order to effectuate the same fully, to all intents and purposes, as I could if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

I hereby execute this power of attorney on this 25th day of May 1999.

/s/ Mark Strome
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Mark E. Strome